Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

NEW PLAN EXCEL REALTY TRUST, INC.

at

$33.15 Net Per Share

by

Super MergerSub Inc.

an affiliate of

Centro Properties Limited

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, APRIL 4, 2007, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Do not use for signature guarantees

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Super MergerSub Inc., a Maryland corporation (“Purchaser”) and an affiliate of Centro Properties Limited (“Centro”), to purchase all outstanding shares of common stock, $.01 par value per share (“Shares”), of New Plan Excel Realty Trust, Inc., a Maryland corporation (“New Plan”), at a price of $33.15 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase dated March 8, 2007 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company of New York (the “Depositary”) prior to the Expiration Date, if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

By Mail:	By FacsimileTransmission:	By Overnight Courier:
Computershare Trust Company, N.A. P.O. Box 43011 Providence, Rhode Island 02940-3011 Attention: Corporate Actions Department	(617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. 250 Royall Street Canton, Massachusetts 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Super MergerSub Inc., a Maryland corporation (“Purchaser”) and an affiliate of Centro Properties Limited (“Centro”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 8, 2007 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:		Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

(Please Type or Print)
If Shares will be delivered by book-entry transfer:		Address(es):
Name of Tendering Institution:
(Including Zip Code)
DTC Participant Number:		Area Code and Telephone Number:
Transaction Code Number:
Date:	, 2007	Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:
(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Dated:	, 2007

NOTE:  DO NOT SEND SHARE CERTIFICATES WITH  THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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